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                           DATUM INC. AND SUBSIDIARIES

                                   EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-96564, 33-10035, 33-41709, 33-79772 and
333-46365) of Datum Inc. of our report dated February 25, 1999 appearing on page F-1 of this Annual Report on Form 10-K. We also consent to the application of such report to the Financial Statement Schedule for the three years ended December 31, 1998 listed under Item 14(a) of this Annual Report on Form 10-K when such schedule is read in conjunction with the financial statements referred to in our report. The audit referred to in such report also included this schedule.




/s/ PRICEWATERHOUSECOOPERS LLP
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PRICEWATERHOUSECOOPERS LLP

Costa Mesa, California
March 22, 1999